                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                     DECEMBER 10, 1996 (SEPTEMBER 27, 1996)




                          PREMIERE RADIO NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                            0-20065                  95-4083971
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification
incorporation)                                               Number)


     15260 Ventura Boulevard, Suite 500, Los Angeles, California  91403-5339
     -----------------------------------------------------------------------
          (Address of principal executive offices, including ZIP code)


Registrant's telephone number, including area code:  (818)377-5300
                                                     -------------

ITEM 2.  ACQUISITION(S) OR DISPOSITION(S) OF ASSETS

ACQUISITION OF THE ASSETS OF PHILADELPHIA MUSIC WORKS

     On September 27, 1996 the Company acquired substantially all of the assets of Philadelphia Music Works, Inc. (herein, "PMW") from Andrew Mark, President of the Company's BRG/Music Works Division, for total consideration of $635,000, consisting of $435,000 in cash and $200,000 in a 6.5% interest, two-year promissory note. Further, additional consideration of up to $700,000 may be payable depending upon the audience levels delivered by PMW in the future. The purchase price was determined by arms length negotiations.

     Based in Philadelphia, Pennsylvania, PMW is in the business of producing and distributing custom jingles to third party radio station affiliates in exchange for commercial broadcast time, and directly to advertisers for cash. The assets of PMW acquired by the Company consist principally of intellectual properties and other intangibles, including a library of over 6,000 jingles, third-party radio station affiliate broadcast contracts, and copyrights. The Company did not assume any pre-acquisition accounts payable or other obligations of PMW, except for certain commitments under real property and equipment leases.

     The acquisition of PMW will be accounted for by the Company as a purchase, and was financed entirely through existing working capital of the Company.

     On September 27, 1996 the Company amended and restated an August 29, 1995 agreement pursuant to which it had entered into future commitments to acquire licenses to three (3) production music libraries from Canary Productions, Inc. ("Canary"), which is wholly-owned by Mr. Mark. Under the amended and restated agreement, the Company has entered into future commitments to acquire one (1) additional production music library, four (4) production music libraries in total, from Canary. The licenses to the production music libraries will be acquired by the Company, one each year during the next four years, for a purchase price that will be based upon a formula of a multiple of earnings of each such library.

ACQUISITION OF THE ASSETS OF CUTLER PRODUCTIONS, INC. AND SJM PRODUCTIONS, INC.

     On October 1, 1996, the Company consummated an agreement which became effective as of September 30, 1996, pursuant to which it acquired substantially all of the assets of Cutler Productions, Inc. and SJM Productions, Inc. (collectively, "Cutler") for consideration consisting of $8,500,000 cash. The purchase price was determined by arms length negotiations.

     Based in Tarzana, California, Cutler is an independent creator, producer and distributor of comedy, entertainment and music related radio programs and services. Cutler distributes its programs and services to third party radio station affiliates in exchange for commercial broadcast time. The assets of Cutler acquired by the Company consist principally of intellectual properties and other intangibles, including third-party radio station affiliate broadcast contracts, a library of programs and program rights, and copyrights. The Company did not assume any pre-acquisition accounts payable or other obligations of Cutler, except for certain commitments under real property and equipment leases. The acquisition of Cutler will be accounted for by the Company as a purchase, and was financed entirely through existing working capital of the Company. Also, Ronald Cutler, a 100% shareholder of Cutler prior to the above transaction, will be employed by the Company as President of the Company's Cutler Productions Division under a three (3) year employment contract.

ITEM 5.  OTHER EVENTS

ACQUISITION OF MINORITY INTEREST IN NEWSTRACK JOINT VENTURE

     On March 20, 1995, Premiere Radio Networks, Inc. (the "Company") entered into a joint venture agreement with Marketing Research Partners, Inc. ("MRPI") to nationally syndicate Newstrack, a research service jointly developed by the Company and MRPI (the "Newstrack Joint Venture"). The Newstrack Joint Venture commenced operations on or about September 1, 1995 with the Company holding a 75% interest and MRPI holding a 25% interest.

     Effective September 3, 1996, the Company acquired the remaining 25% minority interest from MRPI for $303,188. The purchase price was determined by arms length negotiations. The acquisition of the 25% minority interest in the Newstrack Joint Venture will be accounted for by the Company as a purchase, and was financed entirely through existing working capital of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS(ES) ACQUIRED

     Audited and/or unaudited financial information, as required for this Item, is included on pages F-1 through F-11 of this filing and is incorporated herein by reference. With respect to the acquisition of the assets of Cutler, the Company has provided audited financial statements with respect to Cutler's most recently completed fiscal year ending December 31, 1995 and unaudited financial statements for its fiscal year ending December 31, 1994. With respect to the acquisitions of the minority interest in the Newstrack Joint Venture and the assets of PMW, the Company has not provided audited financial statements as these transactions are individually and in the aggregate insignificant.

     (b)  PRO FORMA FINANCIAL INFORMATION

     Set forth below is the Company's unaudited pro forma condensed balance sheet at September 30, 1996, and its pro forma condensed income statement for the year ended December 31, 1995 and unaudited pro forma condensed income statement for the nine-month interim period ended September 30, 1996. The historical condensed statement of operations of the Company for the year ended December 31, 1995 has been derived from the Company's audited financial statements from that date. The historical condensed statement of operations of Cutler for the year ended December 31, 1995 has been derived from Cutler's audited financial statements from that date. The pro forma condensed balance sheet at September 30, 1996 gives effect to the acquisition of Cutler on October 1, 1996 as if this transaction had occurred at the end of the respective period, and the statements of operations for the year ended December 31, 1995 and for the nine-month interim period ended September 30, 1996 give effect to the acquisitions of PMW and Cutler as if these transactions had occurred at the beginning of each of the respective periods contained in the pro forma financial statements by utilizing the assumptions and adjustments described in the accompanying notes thereto. The Company's historical balance sheet at September 30, 1996 includes the acquisition of PMW as that transaction occurred on September 27, 1996.

     The pro forma condensed financial statements may not be indicative of the Company's actual financial position and results of operations had the acquisitions of PMW and Cutler occurred at the beginning of each of the periods presented above, nor are the pro forma statements of operations indicative of the results of operations that may be obtained in future periods. In the opinion of the Company's management, all adjustments necessary for a fair presentation of the pro forma condensed financial information have been made.

     On March 13, 1996 the Company declared a one-for-two stock dividend, effected in the form of a three-for-two stock split, of Class A Common Stock which was paid on April 1, 1996 to all holders of record of the Company's Common Stock and Class A Common Stock on the March 22, 1996 record date for such dividend (the "Class A Dividend"). Historical and pro forma per share earnings in each of the foregoing periods has been adjusted to reflect the Class A Dividend.

     It is suggested that the accompanying pro forma condensed financial statements be read in conjunction with audited financial statements and accompanying notes contained in the Company's annual report on Form 10-KSB for the year ended December 31, 1995, and unaudited condensed financial statements and accompanying notes contained in the Company's report on Form 10-QSB for the nine-month period ended September 30, 1996, and in conjunction with the audited financial statements and notes thereto of Cutler for the year ended December 31, 1995 appearing elsewhere in this filing.

     The unaudited pro forma condensed balance sheet at September 30, 1996, and the statements of operations for the year ended December 31, 1995 and the nine-month period ended September 30, 1996 follows.

                          PREMIERE RADIO NETWORKS, INC.

              Unaudited Pro Forma Condensed Statement of Operations
                        For the Year Ended December 31, 1995
                 (in thousands, except share and per share amounts)

                                                                                            Pro Forma Adjustment(s)
                                                                                      -----------------------------------
                                                     Combined Cutler                  Acquisition of    Acquisition of
                                        Premiere     Productions and   Philadelphia   Cutler Produc-    Philadelphia
                                          Radio      SJM Productions   Music Works       tions and          Music      Adjusted
                                       Historical      Historical       Historical    SJM Productions       Works      Pro forma
                                       ----------      ----------       ----------    ---------------       -----      ---------
                                                                                              Increase (Decrease)

Revenue:
     Gross revenue                       $20,757         $4,811            $288                                        $25,856
     Less:  agency commissions            (2,438)          (729)                                                        (3,167)
                                        --------       --------          ------        -------           ---------     --------
Net operating revenue                     18,319          4,082             288            --                 --        22,689

Operating expenses:
     Production, programming and
      promotion                            5,661            863             306                                          6,830
     Selling, general and
      administrative                       8,904          3,115                          $869(e)             $68(e)     12,155
                                                                                         (800)(f)
                                        --------       --------          ------        -------             ---------    --------
        Total operating expenses          14,565          3,978             306            69                 68        18,985
                                        --------       --------          ------        -------            ---------     --------

Operating income (loss)                    3,754            104             (18)          (69)               (68)        3,704

Other income and expenses:
       Interest income (expense),
        net                                   17             12                                               (7)(e)        23
       Gain on sale of radio station
        assets                               453                                                                           453
       Other                                  53                                                                            53
                                        --------       --------          ------        -------           ---------     --------
                                             523             12            --               0                 (7)          529
                                        --------       --------          ------        -------           ---------     --------

Income (loss) before income taxes          4,277            116             (18)          (69)               (74)        4,232
  Provision (benefit) for income taxes     1,721            (38)           --              57(g)             (37)(g)     1,703
                                        --------       --------          ------        -------           ---------     --------
Net income (loss)                         $2,556           $154            ($18)        ($126)              ($37)       $2,529
                                        --------       --------          ------        -------           ---------     --------
                                        --------       --------          ------        -------           ---------     --------

Earnings per share                         $0.46                                                                         $0.45

Weighted average number of shares
 outstanding                           6,105,494                                                                     6,105,494



See accompanying notes to unaudited pro forma condensed historical financial information.

                          PREMIERE RADIO NETWORKS, INC.

                 Unaudited Pro Forma Condensed Balance Sheet
                             At September 30, 1996
                        (Dollar Amounts In Thousands)



                                                                                            Pro Forma Adjustment(s)
                                                                                      -----------------------------------
                                                     Combined Cutler                  Acquisition of    Acquisition of
                                        Premiere     Productions and   Philadelphia   Cutler Produc-    Philadelphia
                                          Radio      SJM Productions   Music Works       tions and          Music      Adjusted
                                       Historical      Historical       Historical    SJM Productions       Works      Pro forma
                                       ----------      ----------       ----------    ---------------       -----      ---------
                                                                                              Increase (Decrease)

Assets
  Current Assets:
     Cash and cash equivalents           $27,965           $243            --           ($8,500)(a)            --      $19,465
                                                                                           (243)(b)
     Accounts receivable, net              5,609            897                            (697)(a)                      5,809
     Deferred income taxes                   549                                                                           549
     Prepaid expenses and other
      assets                                 961              5                              (5)(b)                        961
                                        --------       --------          ------          -------           ---------   -------

Total current assets                      35,084          1,145            --            (9,445)               --       26,784

Note receivable from
 officer/employees                           657                                                                           657
Property and equipment, net                2,091            128                           -- (a)                         2,219
Acquired program library and
  program  networks,
  less accumulated amortization            1,451                                                                         1,451
Intellectual property, net                 5,512                                          8,672(a)                      14,184
Debt issuance costs, net                   2,098                                                                         2,098
Other assets                                 682                                              0(b)                         682
                                        --------       --------          ------          -------           ---------   -------

Total assets                             $47,575         $1,273            --             ($773)              --       $48,075
                                        --------       --------          ------          -------           ---------   -------
                                        --------       --------          ------          -------           ---------   -------

Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and
    accrued expenses                        $893            $87                            ($87)(b)                     $1,393
                                                                                           $500(a)
  Accrued payroll, bonuses,
    deferred compensation
    and profit sharing
    contribution                             574                                                                           574
  Income taxes payable                       543             71                             (71)(b)                        543
  Current portion of notes
    payable                                  496                                                                           496
                                        --------       --------          ------          -------           ---------   -------

                                           2,506            158            --               342                --        3,006

Note payable, less current portion           100                                                                           100
Due to related party                         120                                                                           120
Other liabilities                            --                                                                              0

Stockholders' equity:
  Preferred stock                            --                                                                             --
  Common stock                                36             15                             (15)(b)                         36
  Class A common stock                        40                                                                            40
  Additional paid-in capital              34,228                                                                        34,228
  Retained earnings                       10,545          1,100                          (1,100)(b)                     10,545
                                        --------       --------          ------          -------           ---------   -------

Total stockholders' equity                44,849          1,115            --            (1,115)              --        44,849
                                        --------       --------          ------          -------           ---------   -------

Total liabilities and shareholders'
 equity                                  $47,575         $1,273            --             ($773)              --       $48,075
                                        --------       --------          ------          -------           ---------   -------
                                        --------       --------          ------          -------           ---------   -------


See accompanying notes to unaudited pro forma condensed historical financial information.

                          PREMIERE RADIO NETWORKS, INC.

              Unaudited Pro Forma Condensed Statement of Operations
                   For The Nine Months Ended September 30, 1996
               (in thousands, except share and per share amounts)



                                                                                            Pro Forma Adjustment(s)
                                                                                      -----------------------------------
                                                     Combined Cutler                  Acquisition of    Acquisition of
                                        Premiere     Productions and   Philadelphia   Cutler Produc-    Philadelphia
                                          Radio      SJM Productions   Music Works       tions and          Music      Adjusted
                                       Historical      Historical       Historical    SJM Productions       Works      Pro forma
                                       ----------      ----------       ----------    ---------------       -----      ---------
                                                                                              Increase (Decrease)

Revenue:
     Gross revenue                       $19,143         $5,404            $235                                        $24,782
     Less:  agency commissions            (2,357)          (811)                                                        (3,168)
                                        --------       --------          ------        -------           ---------     --------

Net operating revenue                     16,786          4,594             235            --                 --        21,615
Operating expenses:
     Production, programming and
      promotion                            5,055            951             206                                          6,212
     Selling, general and
      administrative                       7,616          2,257                          $578(e)             $51(e)     10,377
                                                                                         (124)(f)
                                        --------       --------          ------        -------           ---------     --------

       Total operating expenses           12,671          3,208             206           454                 51        16,589
                                        --------       --------          ------        -------           ---------     --------

Operating income (loss)                    4,115          1,386              29          (454)               (51)        5,025

  Other income and expenses:
     Interest income (expense), net          958              7                                              (10)(e)       955
     Other                                    (3)                                                                           (3)
                                        --------       --------          ------        -------           ---------     --------

                                             955              7            --               0                (10)          952
                                        --------       --------          ------        -------           ---------     --------

Income (loss) before income taxes          5,070          1,393              29          (454)               (60)        5,978
Provision (benefit) for income taxes       2,039             18                           360(g)             (13)(g)     2,404
                                        --------       --------          ------        -------           ---------     --------

Net income (loss)                         $3,031         $1,375             $29         ($814)              ($48)       $3,574
                                        --------       --------          ------        -------           ---------     --------
                                        --------       --------          ------        -------           ---------     --------


Earnings per share                         $0.34                                                                         $0.40

Weighted average number of shares
 outstanding                           9,413,755                                                                     9,413,755




See accompanying notes to unaudited pro forma condensed historical financial information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     The following are the pro forma adjustments which reflect the acquisitions of PMW and Cutler at December 31, 1995, and for the year then ended as if these transactions had occurred at January 1, 1995; and at September 30, 1996, and for the nine-month period then ended as if these transactions had occurred at January 1, 1996:

(a) To record the acquisition of certain assets of Cutler under the purchase method of accounting for $8,500,000 in cash plus estimated accrued transaction costs, and the preliminary allocation of the Cutler purchase price.

(b) To record the elimination of assets not acquired and liabilities not assumed in connection with the acquisition of Cutler, and the elimination of the Cutler shareholder's equity accounts.

(c) To record the purchase of certain assets of PMW under the purchase method of accounting for cash of $435,000 and a 6.5% interest bearing note payable having a face amount of $200,000 plus estimated accrued transaction costs, and the preliminary allocation of the PMW purchase price.

(d) To record the elimination of assets not acquired and liabilities not assumed in connection with the acquisition of PMW, and the elimination of the PMW's shareholder equity accounts.

(e) To record depreciation and amortization, and interest expense related to the acquisition of the Cutler and PMW assets.

(f) To record the reduction of Cutler's shareholder compensation in accordance with the shareholder's post acquisition employment contract.

(g) To record the tax effects of the pro forma adjustments resulting from the acquisitions of Cutler and PMW by utilizing the Company's estimated effective tax rate of 40.2%.

     (c)  Exhibits                                              Page
          --------                                              ----

     10.18  Agreement Re: Purchase of interest
in Newstrack Joint Venture and Revision of Prior
Call-Out Research Agreements for Newstrack
and Mediabase dated September 3, 1996                            *

     10.19  Purchase and Sale Agreement by and
between Premiere Radio Networks, Inc. as Buyer
and Philadelphia Music Works, Inc. as Seller as
of September 27, 1996                                            *

     10.20  Amended and Restated Agree-
ment Re:  Acquisition of Licenses of the Four
Music Libraries from Canary Productions, Inc.
dated September 27, 1996                                         *

     10.21  Purchase and Sale Agreement by and
between Premiere Radio Networks, Inc. as Buyer
and Cutler Productions, Inc. and SJM Productions,
Inc. as Sellers as of September 30, 1996                         *

_____________
* Filed previously.

                                    SIGNATURE

     Pursuant to the rules of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PREMIERE RADIO NETWORKS, INC.





                         By:       /s/ Daniel M. Yukelson
                              ----------------------------------------
                              Daniel M. Yukelson, Vice President
                              /Finance and Chief Financial Officer,
                              and Secretary

                         Date: December 10, 1996
                               ---------------------------------------

                        Combined Financial Statements

                        Cutler Productions, Inc. and
                            SJM Productions, Inc.

                      YEAR ENDED DECEMBER 31, 1995 AND
                  YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)
                     WITH REPORT OF INDEPENDENT AUDITORS

                  Index to Combined Financial Statements


                                                                         Page
                                                                       Reference
                                                                       ---------
Report of Independent Auditors .......................................... F-2

Combined Balance Sheets at December 31, 1995 and 1994 (unaudited) ....... F-3

Combined Statements of Income for the years ended
  December 31, 1995 and 1994 (unaudited) ................................ F-4

Combined Statements of Shareholder's Equity for the years
  ended December 31, 1995 and 1994 (unaudited) .......................... F-5

Combined Statements of Cash Flows for the years ended
December 31, 1995 and 1994 (unaudited) .................................. F-6

Notes to Combined Financial Statements .................................. F-7

                        Report of Independent Auditors

Stockholders and Board of Directors
Cutler Productions, Inc. and
SJM Productions, Inc.

We have audited the accompanying combined balance sheet of Cutler Productions, Inc. and SJM Productions, Inc. as of December 31, 1995, and the related combined statements of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Cutler Productions, Inc. and SJM Productions, Inc. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements for 1994 were not audited by us and, accordingly, we do not express an opinion on them.

                                                          ERNST & YOUNG LLP


Los Angeles, California
September 20, 1996

                          Cutler Productions Inc. and
                             SJM Productions, Inc.

                            Combined Balance Sheets


                                                                DECEMBER 31,
                                                              1995       1994
                                                          ------------------------
                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                               $     8,583  $     8,408
  Accounts receivable                                       1,264,351    1,087,316
  Prepaid expenses and other assets (NOTES 11 AND 12)           8,070       27,558
                                                          ------------------------
Total current assets                                        1,281,004    1,123,282

Property and equipment, at cost, less accumulated
  depreciation and amortization (NOTE 2)                      110,272      127,833

Other assets                                                    3,918        1,494
                                                          ------------------------
Total assets                                              $ 1,395,194  $ 1,252,609
                                                          ------------------------
                                                          ------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                          $   104,518  $    70,861
  Accounts payable                                             47,769       42,440
  Accrued profit sharing plan (NOTE 5)                         25,681       37,870
  Deferred income taxes                                        53,597       91,830
                                                          ------------------------
Total current liabilities                                     231,565      243,001

Commitments and contingencies (NOTE 3)

Shareholder's equity:
  SJM Productions, Inc. common stock, no par value,
    1,000 shares authorized, issued and outstanding             1,000        1,000
  Cutler Productions, Inc. common stock, no par value,
    100,000 shares authorized, 15,000 shares issued and
    outstanding                                                15,000       15,000
  Retained earnings                                         1,148,629      994,608
  Less shareholder note receivable                             (1,000)      (1,000)
                                                          ------------------------
Total shareholder's equity                                  1,163,629    1,009,608
                                                          ------------------------
Total liabilities and shareholder's equity                $ 1,395,194  $ 1,252,609
                                                          ------------------------
                                                          ------------------------


SEE ACCOMPANYING NOTES.

                         Cutler Productions, Inc. and
                            SJM Productions, Inc.

                         Combined Statements of Income

                                                          YEAR ENDED DECEMBER 31,
                                                            1995            1994
                                                         --------------------------
                                                                        (UNAUDITED)
Revenue:
Gross revenue                                            $ 4,811,439    $ 4,297,605
  Less: agency commissions                                  (729,180)      (644,641)
                                                         --------------------------
Net operating revenue                                      4,082,259      3,652,965

Operating expenses:
  Sales representation                                       702,443        621,004
  Production and programming                                 863,062        806,149
  General and administrative                               2,412,393      1,985,573
                                                         --------------------------
Total operating expenses                                   3,977,898      3,412,726
                                                         --------------------------
Operating income                                             104,361        240,239

Other income and expenses:
  Interest income                                             11,427              -
  Other                                                            -         38,190
                                                         --------------------------
                                                              11,427         38,190
                                                         --------------------------
Income before income taxes                                   115,788        278,429

Provision (benefit) for deferred state income taxes
  (NOTE 4)                                                   (38,233)        92,239
                                                         --------------------------
Net income                                               $   154,021    $   186,190
                                                         --------------------------
                                                         --------------------------

Earnings per share                                       $      9.63    $     11.64
                                                         --------------------------
                                                         --------------------------

Weighted average common shares outstanding                    16,000         16,000
                                                         --------------------------
                                                         --------------------------


SEE ACCOMPANYING NOTES.

                         Cutler Productions, Inc. and
                             SJM Productions, Inc.

                 Combined Statements of Shareholder's Equity


                                          Cutler Productions, Inc.  SJM Productions, Inc.
                                                 Common Stock           Common Stock
                                          -----------------------------------------------
                                                                                               Less
                                              Shares                   Shares               Shareholder
                                             Issued and              Issued and                Note        Retained
                                            Outstanding    Amount   Outstanding    Amount   Receivable     Earnings      Total
                                          ----------------------------------------------------------------------------------------
Balance at December 31, 1993 (unaudited)       15,000     $ 15,000     1,000      $ 1,000    $ (1,000)   $   808,418  $   823,418
  Net income for 1994                               -            -         -            -           -        186,190      186,190
                                          ----------------------------------------------------------------------------------------
Balance at December 31, 1994 (unaudited)       15,000       15,000     1,000        1,000      (1,000)       994,608    1,009,608
  Net income for 1995                               -            -         -            -           -        154,021      154,021
                                          ----------------------------------------------------------------------------------------
Balance at December 31, 1995                   15,000     $ 15,000     1,000      $ 1,000    $ (1,000)   $ 1,148,629  $ 1,163,629
                                          ----------------------------------------------------------------------------------------
                                          ----------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                        Cutler Productions, Inc. and
                            SJM Productions, Inc.

                     Combined Statements of Cash Flows


                                                         YEAR ENDED DECEMBER 31,
                                                            1995         1994
                                                         -----------------------
                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net income                                               $ 154,021    $ 186,190
Adjustments to reconcile net income to net cash used
  in operating activities:
    Depreciation and amortization                           41,705       32,987
    (Benefit) provision for deferred taxes                 (38,233)      91,830
    Changes in operating assets and liabilities:
      Accounts receivable                                 (177,085)    (355,980)
      Prepaid expenses and other current assets             19,488        6,798
      Other assets                                          (2,424)      (1,494)
      Accounts payable and accrued liabilities               5,329       24,870
      Other liabilities                                    (12,189)     (14,709)
                                                         ----------------------

Net cash used in operating activities                       (9,338)     (30,008)

INVESTING ACTIVITIES
Acquisition of property and equipment                      (24,144)     (30,599)
                                                         ----------------------
Net cash used in investing activities                      (24,144)     (30,599)

FINANCING ACTIVITIES
Proceeds from notes receivable                                   -      191,368
                                                         ----------------------
Net cash provided by financing activities                        -      191,368
                                                         ----------------------
(Decrease) increase in cash and cash equivalents           (33,482)     130,761
Cash and cash equivalents at beginning of year               8,408          100
Change in bank overdraft                                    33,657     (122,453)
                                                         ----------------------
Cash and cash equivalents at end of year                 $   8,583    $   8,408
                                                         ----------------------
                                                         ----------------------

Cash paid for:
  Interest                                               $       -    $       -
                                                         ----------------------
                                                         ----------------------
  Income taxes                                           $   2,452    $     409
                                                         ----------------------
                                                         ----------------------


SEE ACCOMPANYING NOTES.

                          Cutler Productions, Inc. and
                              SJM Productions, Inc.

                     Notes to Combined Financial Statements

                           December 31, 1995 and 1994
                 (The financial information for the year ended
                         December 31, 1994 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Cutler Productions, Inc. (Cutler) is an independent creator, producer and distributor of comedy, entertainment and music-related network radio programming, and other services. SJM Productions, Inc. (SJM) is an independent producer of a network radio program. Cutler and SJM are each wholly-owned by the same individual. Collectively, Cutler and SJM are referred to as the "Company." The Company derives a substantial portion of its revenues from the sale of commercial radio broadcast time to advertisers. The Company obtains commercial radio broadcast time from third party radio station affiliates in exchange for network radio programs and services.

The combined financial statements include the accounts of Cutler and SJM. All material intercompany transactions and accounts have been eliminated.

REVENUE RECOGNITION AND SALES REPRESENTATION

Revenue from the sale to advertisers of commercial broadcast time obtained in exchange for produced radio programs or services is recognized when the commercials are broadcast.

The Company has an agreement with a network radio advertising sales representative company, Global Network Media, Inc. (Global), pursuant to which Global acts as the Company's exclusive sales agent with respect to the sale of its commercial broadcast time and the billing and collection thereof. Under the agreement, Global is paid a sales representation fee equal to 17% of net collected revenues. Substantially all of the Company's accounts receivable are from Global, and are payable to the Company upon the collection by Global of accounts receivable from advertising agencies that purchase the Company's commercial broadcast time on behalf of national advertisers.

                          Cutler Productions, Inc. and
                              SJM Productions, Inc.

               Notes to Combined Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRODUCTION AND PROGRAMMING COSTS

Production and programming costs are expensed in the period in which they occur. Costs related to programs not broadcast as of the balance sheet date are insignificant. The Company does not capitalize costs associated with production and distribution of internally developed programming, as the estimated future revenues from this programming is considered immaterial.

ADVERTISING COSTS

Advertising costs are expensed in the period in which they occur. General and administrative expenses include advertising costs of $185,617 in 1995 and $397,114 in 1994.

CASH AND CASH EQUIVALENTS, AND BOOK OVERDRAFT

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

Under the Company's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified as bank overdrafts in the accompanying combined balance sheets.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization is computed by the straight-line method over five years representing the estimated useful lives of the related assets.

INCOME TAXES

Cutler has elected to be treated for federal and certain state income tax purposes as an S Corporation under the Internal Revenue Code (IRC) and under comparable state laws. As a result, the earnings of Cutler have been included in the taxable income of Cutler's shareholder for federal and certain state income tax purposes, and Cutler has generally not been subject to income tax on such earnings, other than California franchise taxes.

                          Cutler Productions, Inc. and
                              SJM Productions, Inc.

               Notes to Combined Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SJM is treated for federal and certain state income tax purposes as a regular corporation.

The Company accounts for taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

EARNINGS PER SHARE

The computation of earnings per share is based upon the weighted average number of common shares outstanding during the period. During each of the years ended December 31, 1995 and 1994, there were no common equivalent shares outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994, consist of the following:

                                                            DECEMBER 31,
                                                          1995        1994
                                                       ----------------------
                                                                   (UNAUDITED)
  Furniture and equipment                              $ 348,933    $ 324,789
  Vehicles                                                51,256       51,256
  Leasehold improvements                                  25,407       25,407
                                                       ----------------------
                                                         425,596      401,452
  Less accumulated depreciation and
    amortization                                        (315,324)    (273,619)
                                                       ----------------------
                                                       $ 110,272    $ 127,833
                                                       ----------------------
                                                       ----------------------

                          Cutler Productions, Inc. and
                              SJM Productions, Inc.

               Notes to Combined Financial Statements (continued)




3. COMMITMENTS AND CONTINGENCIES

The Company leases space for its office and studio facilities under operating leases expiring at various dates through 1998. Renewal options are available on certain of these leases. Future minimum lease payments under noncancelable operating leases at December 31, 1995, are as follows:

      1996                                                    $ 132,610
      1997                                                       76,160
      1998                                                        4,746
                                                              ---------
                                                              $ 213,516
                                                              ---------
                                                              ---------

Rental expense under operating leases was $85,128 in 1995 and $71,483 in 1994.

4. INCOME TAXES

Deferred state income taxes result primarily from the Company reporting its financial results on the accrual basis of accounting and reporting its results for income tax purposes on the cash basis of accounting.

Significant components of the Company's current deferred tax liabilities are as follows:

                                                          DECEMBER 31,
                                                       1995          1994
                                                     ----------------------
                                                                 (UNAUDITED)
    Accounts receivable                              $ 60,254     $ 103,028
    Prepaid expenses                                      109           347
    Accounts payable                                   (6,766)      (11,545)
                                                     ----------------------
    Net deferred tax liabilities                     $ 53,597     $  91,830
                                                     ----------------------
                                                     ----------------------

                          Cutler Productions, Inc. and
                              SJM Productions, Inc.

               Notes to Combined Financial Statements (continued)


4. Income Taxes (continued)

A reconciliation of the statutory federal income tax provision to the reported tax provision on income is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                           1995         1994
                                                        -----------------------
                                                                     (UNAUDITED)
    Income tax based on federal statutory rate (34%)    $  39,368    $  94,666
    State income tax (benefit) provision                   (2,447)      19,255
    Effect of "S" Corp. status                            (76,752)     (28,248)
    Meals and entertainment disallowance                    1,261        2,736
    Other                                                     337        3,830
                                                        ----------------------
                                                        $ (38,233)   $  92,239
                                                        ----------------------
                                                        ----------------------

5. RETIREMENT PLANS

The Company provides for retirement through a profit-sharing plan. The Company's profit-sharing plan covers all eligible employees. Contributions are determined by the Board of Directors subject to maximum limitations as provided in the Internal Revenue Code. Contributions made under the profit sharing plan and included in selling, general and administrative expenses were $25,681 in 1995 and $37,870 in 1994.

All employees who have completed one year of service or 1,000 hours of service in that year with the Company are eligible to join the profit sharing plan. Contributions made by the Company vest 20% per year beginning with the employee's first date of eligibility and participation in the profit sharing plan.

6. SALE OF ASSETS

Effective on September 30, 1996, the Company sold substantially all of its assets, excluding certain accounts receivable, to Premiere Radio Networks, Inc. for $8,500,000 cash.